UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2024

MaxCyte, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40674	52-2210438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9713 Key West Avenue, Suite 400

Rockville, Maryland 20850

(Address of principal executive offices, including zip code)

(301) 944-1700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MXCT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial account standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On December 4, 2024, the Board of Directors of MaxCyte, Inc. approved a workforce reduction plan (the “Plan”) as part of the Company’s ongoing efforts to streamline operations, improve cost structure, and align resources with strategic priorities. The Plan is expected to result in a reduction of approximately 15% of the Company’s workforce globally, which includes both directly employed personnel and individuals engaged through third-party employer-of-record (EOR) arrangements.

In connection with the Plan, the Company estimates that it will incur total pre-tax charges of approximately $0.8 million, consisting primarily of severance payments, employee benefits, and related costs. These charges include costs associated with directly employed personnel as well as reimbursements to third-party providers for severance obligations related to EOR-employed individuals. The Company expects to record these charges primarily in the fourth quarter of 2024, with approximately $0.3 million resulting in future cash expenditures.

The Company anticipates that the implementation of the Plan will be substantially completed in December 2024. The Company expects the workforce reduction to result in annualized cost savings of approximately $5.8 million, which will begin to be realized starting in January 2025.

Forward-looking statements in this Current Report on Form 8-K, including those regarding the expected timing, costs, and savings related to the Plan, are subject to risks and uncertainties. These risks include, but are not limited to, the Company’s ability to complete the workforce reduction as planned and achieve the anticipated benefits related thereto. Risks and uncertainties related to our business are described in greater detail in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”) on March 12, 2024, as well as in discussions of potential risks, uncertainties, and other important factors in the other filings that we make with the Securities and Exchange Commission from time to time, including in our Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 6, 2024.

Item 7.01. Regulation FD Disclosure.

On December 9, 2024, the Company issued a press release announcing the Plan.  A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release, dated December 9, 2024
104	Cover Page Interactive Data (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MaxCyte, Inc.

Dated: December 9, 2024	By:	/s/ Douglas Swirsky
Douglas Swirsky
Chief Financial Officer